EXHIBIT 10.60

ASSET PURCHASE AGREEMENT

among:

CORD PARTNERS, INC.

a Florida corporation

and

CRYOBANK FOR ONCOLOGIC AND REPRODUCTIVE DONORS, INC.,

A New York corporation

____________________________

Dated as of January 13, 2006

___________________________

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of January 13, 2006, by and among:  CRYOBANK FOR ONCOLOGIC AND REPRODUCTIVE DONORS, INC., a New York corporation (the “Seller”); and CORD PARTNERS, INC., a Florida corporation (the “Purchaser”).  Capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, the Seller wishes to sell and transfer the Acquired Business to the Purchaser, and the Purchaser wishes to purchase and acquire the Acquired Business as it is currently conducted by the Seller, including the assumption of certain Liabilities relating to the Acquired Assets.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

AGREEMENT

1.

PURCHASE AND SALE OF ASSETS; RELATED TRANSACTIONS.

1.1

Sale of Assets.

(a)

The Seller shall sell, assign, transfer, convey and deliver to the Purchaser, at the Closing (as defined below), good and valid title to the Acquired Assets, free and clear of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement.  For purposes of this Agreement, “Acquired Assets” shall consist of:

(i)

possession and custody of all umbilical cord blood samples set forth in the database previously provided to the Purchaser (the “Acquired Inventory”);

(ii)

three (3) freezers for the storage of umbilical cord blood samples (the “Acquired Fixed Assets”);

(iii)

all rights of the Seller under the Contracts with each of the clients with respect to the Acquired Inventory;

(iv)

the Seller’s website, including without limitation, its domain name (www.cordbloodforlife.com) and all software codes, licenses and documentation relating in any manner to the website; and

(v)

copies of all Records.

1.

(b)

Notwithstanding anything herein to the contrary, all the assets of the Seller not included in the Acquired Assets, including the assets listed on Schedule 1.1(b) (the “Excluded Assets”) shall not be sold or transferred hereunder, shall be excluded from the definition of Acquired Assets and shall remain the property of the Seller.

1.2

Consideration.

(a)

The purchase price for the Assets shall be an amount equal to Two Hundred Sixty Thousand Dollars ($260,000) (the “Purchase Price”). The Purchase Price shall be paid as follows:

(i)

One Hundred Twenty Thousand Dollars ($120,000) shall be paid at the Closing by wire transfer of immediately available funds to the account if the Seller;

(ii)

Purchaser will deliver to Seller at Closing so many shares of common stock of its parent corporation, Cord Blood America, Inc. (“CBAI”), a Florida corporation, (the “Parent Common Stock”) as will total a value of One Hundred Forty Thousand Dollars ($140,000) at the closing sale price of the Parent Common Stock on the day prior to the Closing Date; and

(b)

In addition to the foregoing, Purchaser will deliver to Seller One Thousand (1,000) shares of Parent Common Stock for every new collection and storage during the first year following the Closing Date initiated by any doctor who had referred a client to the Seller prior to the Closing Date.  A list of all such doctors has been provided to the Seller prior to the Closing Date.

(c)

For purposes of this Agreement “Assumed Liabilities” shall mean only the following liabilities of the Seller:

(i)

the obligations of the Seller under the Acquired Business Contracts, but only to the extent such obligations (A) arise after the Closing Date, (B) do not arise from or relate to any Breach by the Seller of any provision of any of such Acquired Business Contracts prior to or as of the Closing Date, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of such Acquired Business Contracts, and (D) do not arise from the failure to obtain any required Consent from any third party, if any, in connection with the assignment and transfer of such Acquired Business Contracts to the Purchaser pursuant to this Agreement; and

(ii)

The Liabilities specifically set forth on Schedule 1.2(c)(ii);

(d)

For purposes of this Agreement, all Liabilities not expressly included in the definition of Assumed Liabilities are referred to as “Excluded Liabilities.”

1.3

Sales Taxes.  The Purchaser shall bear and pay one hundred percent (100%) of any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes,

2.

charges, fees or expenses that may become payable in connection with the sale and transfer of the Acquired Assets to the Purchaser.  The parties hereto shall cooperate with each other and use commercially reasonable efforts to minimize any of the aforementioned Taxes, charges, fees or expenses including but not limited to the transfer of all software by remote electronic transmission.

1.4

Closing.

(a)

The closing of the sale of the Acquired Assets to the Purchaser (the “Closing”) shall take place at the offices of the Seller, Middletown, New York, at 10:00 a.m. on the second business day after the last of the conditions set forth in Section 6 and Section 7 hereof has been satisfied or waived (except for conditions which by their terms must be satisfied as of the Closing).  For purposes of this Agreement, “Closing Date” shall mean the date as of which the Closing actually takes place.

(b)

At the Closing:

(i)

the Seller shall execute and deliver to the Purchaser a Bill of Sale, in the form of Exhibit B attached hereto;

(ii)

the Purchaser shall pay the Purchase Price and deliver the Parent Stock to the Seller; and

(iii)

the Purchaser shall execute and deliver to the Seller a general Assignment and Assumption Agreement in substantially the form of Exhibit C (the “Assignment and Assumption Agreement”).

1.5

Post-Closing Transfers.  Following the Closing, the parties shall cooperate with each other to identify any assets that were not designated as part of the Acquired Assets at the Closing but which are necessary to conduct the Acquired Business as currently being conducted by the Seller (the “Nontransferred Assets”).  To the extent any Nontransferred Assets are identified and the Seller is legally and contractually permitted to transfer such assets, the Seller shall, at no cost to the Purchaser, promptly take all actions to transfer such Nontransferred Assets to the Purchaser.  In the event the Seller is required to obtain the consent or approval of any Person prior to the transfer of any Nontransferred Asset, then the Seller shall, at its own expense, use its commercially reasonable efforts to promptly obtain such approval or consent, and upon obtaining such approval or consent, shall promptly transfer such Nontransferred Asset to the Purchaser.  In the event the Seller is unable to obtain such approval or consent, then the Seller and the Purchaser shall discuss in good faith an appropriate resolution for the transfer of the economic benefit of such Nontransferred Asset to the Purchaser.

1.6 Post-Closing Funds.  If, following the Closing, the Seller receives any payment or proceeds with respect to any Acquired Asset sold hereunder, the Seller shall promptly remit the proceeds or payments to the Purchaser.

3.

2.

REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants as of the date of this Agreement and as of the Closing Date, to and for the benefit of the Purchaser Indemnitees that each of the following representations and warranties is true and correct, except as expressly set forth otherwise in a correspondingly numbered part of the Seller’s Disclosure Schedule:

2.1

Due Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.  The Seller is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where its business requires such qualification except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on the Acquired Business.

2.2

Authority; Binding Nature of Agreements.  The Seller has the corporate power and authority to enter into and to perform its obligations under each of the Transaction Agreements; and the execution, delivery and performance by the Seller of the Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Seller.  Each Transaction Agreement on the date hereof constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally or to general principles of equity.

2.3

Governmental and Other Authorizations.  Except for the transport plan notices required to be filed with the State of New York, Blood and Tissue Resource Division, by each of the Seller and Purchaser, in substantially the form set forth in Exhibit D hereto (the “Transport Notices”), the execution, delivery and performance by the Purchaser of the Transaction Agreements, and the consummation by it of the transactions contemplated hereby and thereby, require no approval of any Governmental Authority on the part of Seller (“Seller  Governmental Approvals”) or any material consent, waiver or approval of any other Person, other than a Governmental Entity, on the part of Seller (“Seller Approvals”), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Seller.

2.4

Non-Contravention; Consents.  Neither the execution and delivery of any of the Transaction Agreements by the Seller, nor the consummation or performance of any of the Transactions by the Seller, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, or result in a violation of, or give any Governmental Body or other Person the right, on the part of the Seller, to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the Acquired Assets, is subject;

(b)

contravene or result in a violation of the certificate of incorporation or bylaws of the Seller;

4.

(c)

contravene, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right, on the part of the Seller, to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is included in the Acquired Assets;

(d)

contravene, or result in a violation or breach of, or result in a default under, (i) any provision of any Acquired Business Contract, in any material respect or (ii) any other Contract of the Seller, solely to the extent such contravention, violation or breach could reasonably be expected to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements;

(e)

give any Person the right to (i) declare a default or exercise any remedy under any Acquired Business Contract, (ii) accelerate the maturity or performance of any Acquired Business Contract, or (iii) cancel, terminate or materially modify any Acquired Business Contract; or

(f)

result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.

No vote or other approval by the stockholders of the Seller is or will be required in connection with the execution and delivery of any of the Transaction Agreements or the consummation or performance of any of the Transactions.

2.5

Absence Of Changes.  Since October 28, 2005:

(a)

there has not been any change in, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Business or that adversely affects the Acquired Assets in any material respect;

(b)

there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Acquired Assets in any material respect;

(c)

the Seller has not sold or otherwise transferred, or leased, or licensed, any material portion of the assets used in the Acquired Business to any other Person; except for non-exclusive, non-transferable licenses to software granted in the Ordinary Course of Business and except for sales of inventory in the Ordinary Course of Business;

(d)

no material Contract related to, or necessary to the conduct of, the Acquired Business has been amended or terminated;

(e)

the Seller has not caused any of the Acquired Assets to become subject to any Encumbrances;

(f)

except as contemplated by the Transaction Agreements, the Seller has not entered into any transaction or taken any other action, in each case related to the Acquired Business outside the Ordinary Course of Business; and

5.

(g)

the Seller has not agreed (in writing or otherwise) to take any of the actions referred to in clauses “(c)” through “(f)” above.

2.6

Title To Assets.

(a)

None of the Acquired Assets is subject to any Encumbrances (including tax-related Encumbrances), subject to the requirement of the Seller to obtain third-party Consents required for the assignment of the Acquired Business Contracts.  At the Closing Date, the Seller will transfer to the Purchaser good and marketable title to all Acquired Assets, free and clear of any Encumbrances.

(b)

As of the Closing Date, no Affiliate of the Seller will own, control or have custody of any Acquired Asset.

(c)

Except as contemplated by the Transaction Agreements, neither the Seller nor any of its Affiliates has any agreement, absolute or contingent, written or oral, with any other Person to effect any Acquisition Transaction or to sell or otherwise transfer any of the Acquired Assets, except for non-exclusive, non-transferable licenses to software granted in the Ordinary Course of Business.

2.7

Affiliate Transactions.  No Affiliate of the Seller:  (a) has any direct or indirect interest of any nature in any of the Acquired Assets; (b) has entered into, or has any direct or indirect financial interest in, any Acquired Business Contract; (c) is competing with the Acquired Business; (d) has any claim or right against the Acquired Assets.  To the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) give rise to or serve as a basis for any claim or right in favor of any Affiliate of the Seller against the Acquired Assets.

2.8

Inventory.  Part 2.8 of the Seller Disclosure Schedule provides an accurate and complete breakdown of all Acquired Inventory that is part of the Acquired Business as of the date of this Agreement.

2.9

Equipment, Etc.  Each Acquired Fixed Asset:  (i) is structurally sound, free of material defects and material deficiencies and in good condition and repair (ordinary wear and tear excepted); (ii) to Seller’s Knowledge, has been used by Seller in full compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which the Seller has used it.

2.10

Contracts.

(a)

 The Seller has delivered or made available to the Purchaser accurate and complete copies of all Acquired Business Contracts, including all amendments thereto.  Each Acquired Business Contract is valid and in full force and effect and is enforceable in accordance with its terms.

(b)

To the Knowledge of the Seller, since September 1, 2005, no Person has violated or breached, or declared or committed any default under, any Acquired Business

6.

Contract; and no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Acquired Business Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Business Contract, (C) give any Person the right to accelerate the maturity or performance of any Acquired Business Contract, or (D) give any Person the right to cancel, terminate or materially modify any Acquired Business Contract.  The Seller has not received any written notice or other written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Acquired Business Contract and has not waived any material right under any Acquired Business Contract.

(c)

The Seller has not received any written notice or other written communication, or any other written information, or to the Knowledge of the Seller, any oral notice, communication or other information, in each case indicating that any party to any Acquired Business Contract is insolvent or unable to satisfy all of such Person’s current and future monetary obligations and other obligations and Liabilities thereunder.

(d)

The performance of the Acquired Business Contracts by the Seller has not resulted in any violation of or failure to comply with any Legal Requirement in any material respect.

(e)

No party to an Acquired Business Contract is currently renegotiating the terms of such Acquired Business Contract with the Seller, and no such party has the contractual right with the Seller to renegotiate, any amount paid or payable to the Seller under any Acquired Business Contract except as may be expressly permitted by the terms thereof.

(f)

As of the date of this Agreement, the Seller has no Knowledge of any express indication from any party to any Acquired Business Contract based upon which the Seller could reasonably be expected conclude that such party may object to (i) the assignment to the Purchaser of any right under such Acquired Business Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Acquired Business Contract.

(g)

Part 2.10 of the Seller Disclosure Schedule identifies each Consent required from any Person for the legal assignment from Seller to Purchaser or assumption by the Purchaser of each Acquired Business Contract from the Seller.

2.11

Sufficiency of Assets.  The Acquired Assets, including the Acquired Business Contracts, constitute all the assets, properties, rights and goodwill necessary to carry on the Acquired Business as currently conducted by the Seller.

2.12

Compliance with Legal Requirements.  The Seller is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material Adverse Effect on the Acquired Business or (2) result in an Assumed Liability.  No event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material

7.

Adverse Effect on the Acquired Business or (2) result in an Assumed Liability.  The Seller has not received any written notice or other written communication, or any other written information, or to the Knowledge of the Seller, any oral notice, communication or other information, at any time, from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.  To the Knowledge of the Seller, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have a Material Adverse Effect on the Acquired Business, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.13

Governmental Authorizations.  Part 2.13 of the Seller Disclosure Schedule identifies: each Governmental Authorization that is held by the Seller and is related to the conduct of the Acquired Business.  The Seller has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.13 of the Seller Disclosure Schedule, including all renewals thereof and all amendments thereto.  Each Governmental Authorization identified or required to be identified in Part 2.13 of the Seller Disclosure Schedule is valid and in full force and effect.  The Seller is and has at all times been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.13 of the Seller Disclosure Schedule, except to the extent any such noncompliance could not reasonably be expected to (1) have a Material Adverse Effect on the Seller or (2) result in an Assumed Liability.  To the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.13 of the Seller Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification in any material respect of any Governmental Authorization identified or required to be identified in Part 2.13 of the Seller Disclosure Schedule.  The Seller has not received any written notice or other written communication (from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization primarily related to the Acquired Business, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification in any material respect of any Governmental Authorization primarily related to the Acquired Business.  The Governmental Authorizations identified in Part 2.13 of the Seller Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Seller to conduct the Acquired Business in the manner in which such business is currently being conducted, and (ii) to permit the Seller to own and use the assets related to the Acquired Business in the manner in which they are currently owned or used.

8.

2.14

Tax Matters.  To the extent the failure to do so would result in an Assumed Liability or would adversely impact the Acquired Assets or the Purchaser’s ownership of the Acquired Assets, the Seller (a) has paid all Taxes it is required to pay to the appropriate Government Body and (b) has filed all Tax Returns it is required to file.

2.15

Labor Matters.

(a)

Since January 1, 2005, the Seller has not engaged in any unfair labor practice of any nature with respect to the Acquired Business.  Since January 1, 2005, there has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Acquired Business.  To the Knowledge of the Seller, no officer, employee or consultant of the Seller is obligated under any Contract or subject to any Order or Legal Requirement that would interfere with the Acquired Business as currently conducted.  To Seller’s Knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Seller’s business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Seller’s business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officers, employees or consultants is now bound.

2.16

Performance Of Services.  There is no Proceeding pending or, to the Knowledge of the Seller, being threatened against the Seller relating to any services performed by the Seller in connection with the Acquired Business, and, to the Knowledge of the Seller, there is no reasonable basis for the assertion of any such claim.

2.17

Proceedings; Orders.  There is no pending Proceeding, and no Person has threatened in writing to commence any Proceeding against the Seller or any of its Affiliates: (i) that could reasonably be expected to result in a Material Adverse Effect on the Acquired Business; or (ii) that challenges, or that could have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.  To the Knowledge of the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.  The Seller will provide to the Purchaser reasonable access to accurate and complete copies of all pleadings, correspondence and other written materials (to which the Seller has access) that relate to the Proceedings identified in Part 2.17 of the Seller Disclosure Schedule.  There is no Order to which the Seller, or any of the assets owned or used by the Seller in connection with the Acquired Business, is subject; and none of the Affiliates of the Seller is subject to any Order that relates to the Acquired Business or the Acquired Assets.

2.18

Compliance.   The Acquired Inventory to be delivered to the Purchaser at Closing were processed and stored in compliance with all applicable government regulations at the time of collection.

2.19

Bulk Transfer Laws.  Seller has satisfied all obligations pursuant to any bulk transfer law or similar legal requirement in connection with any of the Transactions.

9.

3.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants, to and for the benefit of the Seller Indemnitees that each of the following representations and warranties is true and correct, except as expressly set forth otherwise in a correspondingly numbered part of the Purchaser Disclosure Schedule:

3.1

Due Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Purchaser is qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where its business requires such qualification except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on the Purchaser.

3.2

Authority; Binding Nature Of Agreements.  The Purchaser has the corporate power and authority to enter into and perform its obligations under each of the Transaction Agreements to which it is a party, and the execution and delivery and performance by the Purchaser of each Transaction Agreement to which it is a party has been duly authorized by all necessary corporate action on the part of the Purchaser.  Each Transaction Agreement to which it is a party on the date hereof constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvence, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors’ rights generally or to general principles of equity.

3.3

Governmental and Other Authorizations.  Except for the Transport Notices required to be filed with the State of New York, Blood and Tissue Resource Division, the Client Letters (as defined below in Section 5.11) and the Registration Statement (as defined below in Section 5.12), the execution, delivery and performance by the Purchaser of the Transaction Agreements, and the consummation by it of the transactions contemplated hereby and thereby, require no approval of any Governmental Authority on the part of Purchaser (“Purchaser Governmental Approvals”) or any material consent, waiver or approval of any other Person, other than a Governmental Entity, on the part of Purchaser (“Purchaser Approvals”), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Purchaser.

3.4

Non-Contravention.  Neither the execution and delivery of any of the Transaction Agreements by the Purchaser, nor the consummation or performance of any of the Transactions by the Purchaser, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser is subject;

(b)

contravene or result in a violation with of the certificate of incorporation or bylaws of the Purchaser;

10.

(c)

contravene with or result in a violation or breach of any Contract of the Purchaser, solely to the extent such contravention, violation or breach could reasonably be expected to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements; or

(d)

contravene, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is included in the Acquired Assets.

3.5

Litigation; Compliance with Legal Requirements.  There is no pending Proceeding, and no Person has threatened in writing to commence any Proceeding against the Purchaser or any of its Affiliates that challenges, or that could have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.  No event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any Proceeding that seeks to prevent, enjoin, alter or delay the transactions contemplated by any of the Transaction Agreements.

3.6

New York License.

Purchaser is licensed by the State of New York to provide cord blood storage and services.

4.

PRE-CLOSING COVENANTS OF THE SELLER.

4.1

Access And Investigation.  Except as may be reasonably appropriate to ensure compliance with respect to any applicable Legal Requirements (including, without limitation, any applicable antitrust regulations), and subject to any confidentiality obligations or applicable privileges (including, without limitation, the attorney-client privilege), during the Pre-Closing Period, the Seller will give the Purchaser and its Representatives reasonable access to its Representatives, the Acquired Assets and the existing, books, records, work papers and other documents and information relating to the Acquired Business as the Purchaser may reasonably request during normal business hours and upon reasonable prior notice, all for the purpose of enabling the Purchaser and its Representatives to conduct, at their own expense, business reviews and investigations of the Acquired Business.

4.2

Operation Of Business.

(a)

Except as otherwise expressly contemplated by the Transaction Agreements, the Seller shall use its commercially reasonable efforts to ensure that, during the Pre-Closing Period:

(i)

the Seller conducts its operations exclusively in the Ordinary Course of Business and in substantially the same manner as such operations have been conducted prior to the date of this Agreement; and

(ii)

the officers of the Seller confer regularly with the Buyer concerning operational matters and otherwise report regularly to the Buyer concerning

11.

the status of the Seller’s business, condition, assets, liabilities, operations, financial performance and prospects.

5.

OTHER AGREEMENTS.

5.1

Reasonable Efforts; Filings and Consents.  Subject to the terms and conditions of this Agreement, each of the parties to this Agreement will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Legal Requirements, so as to permit consummation of the Transactions as promptly as reasonably practicable and in any event prior to the Termination Date and will use commercially reasonable efforts to cooperate fully with the other parties hereto to that end.

5.2

Notification.  During the Pre-Closing Period, each party shall promptly notify the other in writing of, and shall subsequently keep such other party updated on a current basis regarding: (a) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation; and (d) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

5.3

No Negotiation.  The Seller shall ensure that, during the Pre-Closing Period, neither it nor any of its Representatives, directly or indirectly:  (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) related to an Acquisition Transaction; (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to a Acquisition Transaction; or (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to an Acquisition Transaction.  The Seller shall immediately cease and cause to be terminated any Contract or discussions with any Person (other than the Purchaser) related to an Acquisition Transaction.

5.4

Noncompetition.   The Seller agrees that, in consideration of the consummation of the Transactions by the Purchaser hereunder, it shall not and shall cause its Affiliates not to, at any time between the Closing Date and the third (3rd) anniversary of the Closing Date, directly or through any other Person, anywhere in the world compete, directly or indirectly, or assist any other Person in competing, directly or indirectly, with the Purchaser or otherwise engage in any umbilical cord blood collection or storage business. The Seller will not, directly or through any other Person, take any action that is designed or intended or could reasonably be expected to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Acquired Business from maintaining the same business relationship with the

12.

Acquired Business after the Closing Date as it maintained with the Acquired Business prior to the Closing Date.  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.4 is invalid or unenforceable, the parties agree that the court making such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

5.5

Public Announcements.  The Purchaser and the Seller will consult with each other as to the form, substance and timing of the initial press release or other initial public statement relating to this Agreement, or any of the Transactions, and no such initial statement will be made by one without the written consent of the other, which consent will not be unreasonably withheld or delayed; provided that each may make such disclosures as are necessary to comply with any Legal Requirement or the request of any Governmental Body after making good faith efforts under the circumstances to consult in advance with the other.  Notwithstanding the foregoing, the parties shall agree to a joint press release upon the execution of this Agreement.

5.6

Further Actions.

(a)

From and after the Closing Date, the Seller shall cooperate with the Purchaser and the Purchaser’s Affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Acquired Assets.

(b)

Except as permitted by the activities set forth on Part 5.6(b) of the Disclosure Schedule, from and after the Closing Date, the Seller shall, and shall cause its Affiliates to, reasonably cooperate with the Purchaser in its efforts to continue and maintain for the benefit of the Purchaser those business relationships of Seller existing prior to the Closing Date and part of the Acquired Business, including relationships with lessors, licensors, customers, suppliers, providers, payers, vendors and others.  Except as permitted by the activities set forth on Part 5.6(b) of the Seller Disclosure Schedule, (i) neither the Seller nor any of its Affiliates or its or their officers, employees or Representatives shall take any action after the Closing Date which could reasonably be expected to diminish the value of the Acquired Assets or interfere with the customers or operations of the Acquired Business, and (ii) neither the Seller nor any of its Affiliates will satisfy any of the Excluded Liabilities in a manner reasonably likely to be detrimental to such relationships, individually or as a whole.

(c)

The Seller and the Purchaser will cooperate in good faith in connection with the filing of Tax Returns, any audit or Proceeding with respect to Taxes and in connection with any other Proceeding in each case relating to the Acquired Assets or the Acquired Business, as and to the extent reasonably requested by the Purchaser or the Seller.  Such cooperation shall include (1) the retention and (upon a party’s request) the provision of records and information

13.

which are reasonably relevant to the preparation of Tax Returns or to any such Proceeding and (2) making relevant employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Seller and the Purchaser shall (1) retain all Records with respect to Tax matters pertinent to the Acquired Assets relating to any period beginning before the Closing Date until the expiration of all relevant statues of limitations (and, to the extent notified by the Seller or the Purchaser, any extensions thereof), and abide by all record retention agreements entered into with any Governmental Authority with respect to Taxes (with respect to agreements of another party, to the extent notified thereof) and (2) give the other parties to this Agreement reasonable written notice prior to transferring, destroying or discarding any such Records.

(d)

During the Pre-Closing Period, the Seller will exercise its commercially reasonable efforts to transfer to the Purchaser all customer relationships primarily related to the Acquired Business.  The Seller shall use its commercially reasonable efforts to obtain the consent required under the Sublease.

5.7

Confidentiality.  Each party and their respective Representatives will hold, and will cause its consultants and advisers to hold, in confidence all Confidential Information  furnished to it by or on behalf of the other party in connection with the transactions contemplated by this Agreement as follows:

(a)

Except as permitted by Section 5.7(b) below, each party agrees that it will not, without prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

(b)

Notwithstanding the provisions of Section 5.7(a) above, each of the parties shall be permitted to:

(i)

Disclose Confidential Information of the other party to its officers, directors, employees, equity holder, lenders, counsel, accountants and other agents, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under the Transaction Agreements, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; and

(ii)

Disclose Confidential Information of the other party to the extent, but only to the extent, required by law; provided that prior to making any disclosure pursuant to this Section 5.7(b)(ii), the party required to make such disclosure (the “Disclosing Party”) shall notify the other party (the “Affected Party”) of the same, and the Affected Party shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party, if any, which must be disclosed in order to comply with applicable laws.

(c)

The Buyer and the Seller acknowledge and agree that each party would be irreparably damaged in the event that any of the provisions of the Section 5.7 are not performed by the other in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each party shall be entitled to an injunction or injunctions to prevent a Breach of this

14.

Section 5.2 by the other and shall have the right to specifically enforce this Section 5.7 and the terms and provisions hereof against the other, in addition to any other remedy to which such party may be entitled at law or in equity.

5.8

Access to Records After the Closing.  Except as may be reasonably appropriate to ensure compliance with respect to any applicable Legal Requirements (including, without limitation, any applicable antitrust regulations), and subject to any confidentiality obligations or applicable privileges (including, without limitation, the attorney-client privilege), for a period of two years after the Closing Date, the Seller and its Representatives, on the one hand, and the Purchaser and its Representatives, on the other hand, shall have reasonable access, during normal business hours and at the expense of the party seeking access, to any reasonably available business records to the extent that such access may be reasonably required, in the case of the Seller in connection with matters relating to the operation of the Acquired Business prior to the Closing Date, and, in the case of the Purchaser, in connection with the Acquired Assets and Assumed Liabilities subsequent to the Closing Date; provided, however, that the requesting party shall only be entitled to such Records upon the execution of a customary confidentiality agreement.

5.9

Property Taxes. In the case of any real or personal property taxes or any similar taxes attributable to the Acquired Assets which taxes are reported on a Tax Return covering a period commencing before the Closing Date and ending thereafter (a “Straddle Period Tax”), any such Straddle Period Taxes shall be prorated between the Seller and the Purchaser on a per diem basis.  The party required to pay any such Straddle Period Tax as required by law (the “Paying Party”) shall provide the other party (the “Non-Paying Party”) with a proof of payment and within 10 days of receipt of such proof of payment, the Non-Paying Party shall reimburse the Paying Party for its share of such Straddle Period Taxes.  The party required to file a Tax Return with respect to Straddle Period Taxes shall do so within the time period prescribed by law.

5.10

Transportation.  Purchaser will transport the Acquired Fixed Assets to a location designated by the Purchaser at the Purchaser’s sole expense.  Prior to the Closing Date, the Seller and Purchaser will file with the State of New York, Blood and Tissue Resource Division, the Transport Notices.

5.11

Client Letter.  Prior to the Closing Date, the Purchaser will file with the State of New York and shall deliver to the clients of the Seller promptly following the Closing, a letter, in substantially the form attached hereto as Exhibit E, advising the clients that this Agreement has been executed and their umbilical cord blood sample is part of the Acquired Inventory and will be transferred to the Purchaser at the Closing (the “Client Letter”).

5.12

Registration Rights.  As soon as reasonably practicable following the Closing Date, the Purchaser shall file a registration statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the re-sale of the shares of Parent Common Stock delivered to the Seller as part of the Purchase Price (the “Registered Shares”).  As promptly as possible after the filing of the Registration Statement, the Purchaser will use its commercially reasonable efforts to cause the Registration Statement to be

15.

declared effective by the SEC and will otherwise effect all such registrations, obtain all such qualifications and comply with all such laws, rules and regulations as may be necessary in order to permit the re-sale, transfer and other disposition of the Parent Common Stock by Seller (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations).  All expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to the Section 5.12 shall be borne by the Purchaser.  The Purchaser will use all commercially reasonably efforts to keep the Registration Statement effective until the earlier of the following:  (i) the second anniversary of the Closing Date or (ii) the date all Registered Shares held by the Seller may be sold under Rule 144 during any 90 day period.

5.13

Investment Representations.  Seller is acquiring the Parent Common Stock for Seller’s own account for investment only, and not with a view towards their distribution. Seller represents that by reason of its, or of its management’s, business or financial experience, Seller has the capacity to protect its own interests in connection with the transactions contemplated in the Transaction Agreements.  Further, Seller is aware of no publication of any advertisement in connection with the transactions contemplated in the Transaction Agreements. Seller represents that it is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

5.14

Rule 144.  Seller acknowledges and agrees that the shares of Parent Common Stock issued as part of the Purchase Price are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and will bear a legend to this effect.  Seller has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Purchaser, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

6.

CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATION TO CLOSE.

The Purchaser’s obligation to purchase the Acquired Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

6.1

Accuracy Of Representations.  The representations and warranties of the Seller in this Agreement (as qualified by the Seller Disclosure Schedule) were true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except (i)  for any failure to be so true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Business, (ii) for changes contemplated by the Transaction Agreements, and (iii) for those representations and warranties which address matters only as of a particular

16.

date (which representations and warranties (as qualified by the Seller Disclosure Schedule) shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date.  All “materiality,” “Material Adverse Effect” or similar qualifications set forth therein shall be disregarded for purposes of this Section 6.1.

6.2

Consents, Governmental Approvals and Regulatory Requirements.  All Consents set forth on Schedule 6.2 and all Consents required from any Governmental Body in order to consummate the Transactions shall have been obtained and shall be in full force and effect and all waiting periods required by any Legal Requirement shall have expired.  In addition, all other regulatory requirements required in connection with the Transactions, including the filing of the Transport Notices and the Client Letter with the State of New York, shall be complied with prior to the Closing Date.

6.3

No Restraints.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued by any Governmental Body, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes the consummation of the Transactions illegal.

6.4

Performance Of Obligations.

(a)

Each of the documents and agreements referred to in Section 1.4(b) shall have been executed by each of the parties thereto and delivered to the Purchaser.

(b)

All of the covenants and obligations that the Seller is required to comply with or to perform at or prior to the Closing considered individually and in the aggregate, shall have been duly complied with and performed in all material respects.

6.5

Additional Documents.  Purchaser shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Seller to the effect that the Seller has satisfied each of the conditions set forth in Section 6.1 and 6.4(b) (the “Closing Certificate”).

6.6

No Governmental Litigation.  There shall not be pending or threatened any Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither the Seller nor the Purchaser shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Transactions; (b) relating to the Transactions and seeking to obtain from the Purchaser or any of its Affiliates any damages or other relief that may be material; or (c) which could reasonably be expected to materially and adversely affect the Transactions or the right of the Purchaser or any of its Affiliates to own the Acquired Assets or operate the Acquired Business.

6.7

 No Other Litigation.  Except as set forth in Part 2.23 of the Seller Disclosure Schedule, there shall not be pending any Proceeding in which, in the reasonable judgment of the Purchaser, there is a reasonable possibility of an outcome that could reasonably be expected to (i) have a Material Adverse Effect on the Acquired Business or (ii) materially and adversely affect

17.

the Transactions or the right of the Purchaser or any of its Affiliates to own the Acquired Assets or operate the Acquired Business.

6.8

Transport Notices and Client Letter.  The Transport Notices and Client Letter shall have been filed and accepted with the State of New York, Blood and Tissue Division.

6.9

Bulk Transfer Laws.  All required notices required to be sent pursuant to Bulk Transfer Law have been properly sent by Seller.

6.10

No Material Adverse Change.  There shall have been no material adverse change in the Acquired Business since the date of this Agreement, and no event shall have occurred and no condition or circumstance shall exist that could be expected to give rise to any such material adverse change.

7.

CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATION TO CLOSE.

The Seller’s obligation to sell and transfer the Acquired Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

7.1

Accuracy Of Representations.  The representations and warranties of the Purchaser in this Agreement (as qualified by the Purchaser Disclosure Schedule) were true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except (i) for any failure to be so true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser, (ii) for changes contemplated by the Transaction Agreements, and (iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties (as qualified by the Purchaser Disclosure Schedule) shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date.  All “materiality,” “Material Adverse Effect” or similar qualifications set forth therein shall be disregarded for purposes of this Section 7.1.

7.2

Consents, Governmental Approvals and Regulatory Requirements.  All Consents required to be obtained by the Purchaser from any Person or Governmental Body in order to consummate the Transactions shall have been obtained and shall be in full force and effect and all waiting periods required by any Legal Requirement shall have expired.  In addition, all other regulatory requirements required in connection with the Transactions, including the filing of the Transport Notices and the Client Letter with the State of New York, shall be complied with prior to the Closing Date.

7.3

No Restraints.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued by any Governmental Body, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes the consummation of the Transactions illegal.

18.

7.4

Purchaser’s Performance.

(a)

The Purchaser shall have executed and delivered the Assignment and Assumption Agreement.

(b)

All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing considered individually and in the aggregate shall have been complied with and performed in all material respects.

7.5

No Governmental Litigation.  There shall not be pending or threatened any Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither the Seller nor the Purchaser shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Transactions; and (b) which could reasonably be expected to materially and adversely affect the Transactions or the right of the Seller to receive the Purchase Price.

8.

TERMINATION.

8.1

Termination Events.  This Agreement may be terminated prior to the Closing:

(a)

by the Purchaser if (i) there is a Breach of any covenant or obligation of the Seller such that the closing condition set forth in Section 6.4(b) would not be satisfied, or (ii) there is a Breach of the Seller’s representations and warranties as of the date of this Agreement or as of any subsequent date (as if made on such subsequent date) such that the closing condition set forth in Section 6.1 would not be satisfied; provided, however, that the Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 8.1(a) on account of any Breach which is curable by the Seller unless the Seller fails to cure such Breach within 30 calendar days after receiving notice of such Breach;

(b)

by the Seller if (i) there is a Breach of any covenant or obligation of the Purchaser such that the closing condition set forth in Section 7.4(b) would not be satisfied, or (ii) there is a Breach of the Purchaser’s representations and warranties as of the date of this Agreement or as of any subsequent date (as if made on such subsequent date) such that the closing condition set forth in Section 7.1 would not be satisfied; provided, however, that the Seller shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) on account of any Breach which is curable by the Purchaser unless the Purchaser fails to cure such Breach within 30 calendar days after receiving notice of such Breach;

(c)

by either the Purchaser or the Seller if the Closing has not taken place on or before January 31, 2006 (the “Termination Date”) (other than as a result of any failure on the part of the terminating party to comply with or perform its covenants and obligations under this Agreement in all material respects);

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(d)

by the mutual written consent of the Purchaser and the Seller; and

(e)

by either Seller or the Purchaser, if any Order by any Governmental Body of competent jurisdiction preventing or prohibiting consummation of the Merger shall have become final and nonappealable.

8.2

Termination Procedures.  If either party wishes to terminate this Agreement pursuant to Section 8.1, then Purchaser or Seller, as the case may be, shall deliver to the other party a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement.

8.3

Effect Of Termination.  If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate without any liability of any party to the other party; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any intentional or willful Breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 8.2, 8.3 and 10 of this Agreement and the Confidentiality Agreement.

9.

INDEMNIFICATION.

9.1

Survival Of Representations, Warranties and Covenants.

(a)

The representations, warranties, covenants and obligations of each party shall survive for a period of five (5) years following the Closing Date.

(b)

The representations, warranties, covenants and obligations of the Seller and the rights and remedies that may be exercised by the Indemnitees shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.  The representations, warranties, covenants and obligations of the Purchaser and the rights and remedies that may be exercised by a Person entitled to indemnity pursuant to Section 9.3 of this Agreement shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any Person entitled to indemnity pursuant to Section 9.3 of this Agreement or any of Representative thereof.

(c)

For purposes of this Agreement, a “Claim Notice” relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Seller a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee’s belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

(d)

For purposes of this Agreement, each statement or other item of information set forth in the applicable Disclosure Schedule or in any update to the applicable

20.

Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.

9.2

Indemnification By The Seller.

(a)

The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i)

any Breach of any representation or warranty made by the Seller in this Agreement as of the date of this Agreement (without giving effect to any qualification as to materiality contained or incorporated in such representation or warranty, and without giving effect to any update to the Seller Disclosure Schedule);

(ii)

any Breach of any representation, warranty, statement, information or provision contained in the Seller Disclosure Schedule, the Closing Certificate or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Seller or any Representative of the Seller;

(iii)

any Breach of any covenant or obligation of the Seller contained in any of the Transactional Agreements;

(iv)

any Liabilities of the Seller or of any Related Party;

(v)

any Liabilities to which the Purchaser or any of the other Indemnitees may become subject and that arise directly or indirectly from or relate directly or indirectly to (A) any services performed by or on behalf of the Seller, (B) the operation by White Rock of the Business, or (C) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions; or

(vi)

any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liabilities or matter of the type referred to in clause “(i),” “(ii),” “(iii),” “(iv),”  or “(v)” above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

9.3

Indemnification By The Purchaser.

(a)

The Purchaser shall hold harmless and indemnify the Seller’s Indemnitees from and against, and shall compensate and reimburse the Seller’s Indemnitees for, any Damages that are directly or indirectly suffered or incurred by the Seller’s Indemnitees or to which the Seller’s Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

21.

(i)

any Breach of any covenant, representation or warranty made by the Purchaser in this Agreement;

(ii)

any Liabilities of the Purchaser arising out of the ownership or operation of the Assets after the Closing Date other than any Liabilities of the Seller’s Indemnitees under this Agreement or any other document executed in connection with the Transactions; or

(iii)

any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liabilities or matter of the type referred to in clause “(i)” or “(ii)” above (including any Proceeding commenced by the Seller’s Indemnitees for the purpose of enforcing its rights under this Section 9.3) any failure on the part of the Purchaser to perform and discharge the Assumed Liabilities.

9.4

Defense Of Third Party Claims.

(a)

In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which the Seller, on one hand, and the Purchaser, on the other hand, may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 9, the Indemnitee shall have the right, at its election, to designate the Indemnitor to assume the defense of such claim or Proceeding at the sole expense of the Indemnitor.  If the Indemnitee so elects to designate the Indemnitor to assume the defense of any such claim or Proceeding:

(i)

the Indemnitor shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Indemnitee;

(ii)

the Indemnitee shall make available to the Indemnitor any non-privileged documents and materials in the possession of the Indemnitee that may be necessary to the defense of such claim or Proceeding;

(iii)

the Indemnitor shall keep the Indemnitee informed of all material developments and events relating to such claim or Proceeding;

(iv)

the Indemnitee shall have the right to participate in the defense of such claim or Proceeding;

(v)

the Indemnitor shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnitee provided, however, that the Indemnitee shall not unreasonably withhold such consent; and

(vi)

the Indemnitee may at any time (notwithstanding the prior designation of the Indemnitor to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

22.

(b)

If the Indemnitee does not elect to designate the Indemnitor to assume the defense of any such claim or Proceeding (or if, after initially designating the Indemnitor to assume such defense, the Indemnitee elects to assume such defense), the Indemnitee may proceed with the defense of such claim or Proceeding on its own.  If the Indemnitee so proceeds with the defense of any such claim or Proceeding on its own:

(i)

all reasonable expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the Indemnitor;

(ii)

the Indemnitor shall make available to the Indemnitee any documents and materials in the possession or control of either of the Indemnitor or any Affiliate of the Indemnitor that may be necessary to the defense of such claim or Proceeding;

(iii)

the Indemnitee shall keep the Indemnitor informed of all material developments and events relating to such claim or Proceeding; and

(iv)

the Indemnitee shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Indemnitor; provided, however, that the Indemnitor shall not unreasonably withhold such consent.

(c)

Notwithstanding anything in this Agreement to the contrary, if the Indemnitee determines in good faith that it is likely that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, regardless of whether or not the Indemnitee had previously elected to allow the Proceedings to be conducted pursuant to Section 9.5(a) or 9.5(b) above, at any time by notice to the Indemnitor assume the exclusive right to defend, compromise or settle such Proceeding without the consent of the Indemnitor.  If the Indemnitee proceeds without the consent of the Indemnitor, then any amount paid or remedy allowed by the Indemnitee will not be used as a measure of Damages against the Indemnitor in any claim for indemnification.

9.5

Exercise Of Remedies By Indemnitees Other Than Parties To This Agreement.  No Indemnitee (other than the parties to this Agreement or any successor thereto or permitted assignee thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the respective party to this Agreement entitled to indemnification (or any successor thereto or permitted assignee thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

9.6

Indemnification Claims

(a)

Delivery of Claim Notice. If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of this Agreement, such Indemnitee is required to deliver a claim notice (a “Claim Notice”) to the Indemnifying Party.  Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty or

23.

covenant contained in this Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 9 of this Agreement, and contain a brief description of the circumstances supporting such Indemnitee’s belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the “Claimed Amount”).

(b)

Response Notice; Uncontested Claims.  Within 30 days after receipt by the Indemnifying Party of a Claim Notice, the Indemnifying Party may deliver to the Indemnitee who delivered the Claim Notice a written response (the “Response Notice”) in which the Indemnifying Party:  (i) agrees that the Indemnified Party is entitled to the full Claimed Amount; (ii) agrees that agrees that the Indemnified Party is entitled to part, but not all, of the Claimed Amount (the “Agreed Amount”); or (iii) indicates that the Indemnifying Party disputes the entire Claimed Amount.  Any part of the Claimed Amount that is not agreed to pursuant to the Response Notice shall be the “Contested Amount.”  If a Response Notice is not received by the Indemnified Party within such 30-day period, then the Indemnifying Party shall be conclusively deemed to have agreed that the Indemnified Party is entitled to the full Claimed Amount.  If the Indemnifying Party and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 days after the delivery of the Claim Notice (“Initial Resolution Period”), then the parties shall be entitled to resort to any legal remedy available to such party to resolve such dispute.

9.7

Exclusive Remedy.  After the Closing Date, the provisions of this Section 9 shall provide the sole and exclusive remedy of any party hereto for any Breach of this Agreement by the other party, and shall preclude the assertion of any other right or remedy by such party in connection therewith provided, however, that this Section 9.7 shall not preclude or otherwise limit the assertion of (i) any right or remedy for willful misconduct, including willful Breach, intentional misrepresentation or fraud by any Person, or (ii) any right or remedy for specific performance or other equitable relief, including specific performance of the covenants contained in Section 5.7 of this Agreement.

9.8

Survival.  The provisions of this Section 9 shall survive for a period of five (5) years following the Closing Date.

10.

MISCELLANEOUS PROVISIONS.

10.1

Further Assurances.  Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

10.2

Fees and Expenses.

(a)

Each party to this Agreement shall bear and pay all fees, costs and expenses (including all legal fees and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with:  (i) the negotiation,

24.

preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by such party and its Representatives with respect to the Transactions; (iii) the negotiation, preparation and review of this Agreement, the other Transaction Agreements and all bills of sale, assignments, certificates and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

10.3

Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to the Seller:

Cryobank for Oncologic and Reproductive Donors

100 Crystal Run Road, Suite 102

Middletown, New York 10941

Attention: President

Telephone No.: (877) 267-3253

Facsimile No.:

(845) 695-1133

With a copy (which copy shall not constitute notice) to:

Henry N. Christensen, Jr., Esq.

Norton & Christensen

60 Erie Street

P.O. Box 308

Goshen, New York  10924-0308

Telephone No.:  (845) 294-7949

Facsimile No.:  (845) 294-7791

if to the Purchaser:

Cord Partners

9000 Sunset Boulevard

Suite 400

Los Angeles, California 90069

Attn: Sandra Smith

Telephone No.: (310) 432-4090

Facsimile No.: (888) 588-2673

25.

With a copy (which copy shall not constitute notice) to:

Julie Robinson, Esq.

Cooley Godward LLP

4401 Eastgate Mall

San Diego, California 92121-6420

Telephone No.:  (858) 550-6000

Facsimile No.:  (858) 550-6420

10.4

Time Of The Essence.  Time is of the essence of this Agreement.

10.5

Headings.  The bold headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.6

Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.7

Governing Law.

(a)

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

10.8

Successors And Assigns; Parties In Interest.

(a)

This Agreement shall be binding upon:  the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any).  This Agreement shall inure to the benefit of:  the Seller; the Purchaser; the other Indemnitees (subject to Section 9.6); and the respective successors and assigns (if any) of the foregoing.

(b)

After the Closing, either party may freely assign any or all of its rights or delegate its obligations under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other Person.

(c)

Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).  Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transaction Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transaction Agreements.

10.9

Remedies Cumulative; Specific Performance.  Except as set forth in Section 9.8, (i) the rights and remedies of the parties hereto shall be cumulative and not alternative, and (ii) the parties hereto agree that: (a) in the event of any Breach or threatened Breach by any party hereto of any covenant, obligation or other provision set forth in this Agreement, the other party

26.

shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither such other party nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

10.10

Waiver.

(a)

No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No Person shall be deemed to have waived any condition (including any condition contained in Section 6 or Section 7) or claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such condition, claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.11

Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

10.12

Severability.  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.13

Entire Agreement.  The Transaction Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

10.14

Construction.

(a)

For purposes of this Agreement, including the Exhibits hereto, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

27.

(b)

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)

Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

28.

The parties to this Agreement have caused this Agreement to be executed and delivered as of January 13, 2006.

CORD PARTNERS, INC.

  a Florida corporation

By: ______________________________________

Name: _______________________________

Title: ________________________________

By: ______________________________________

Name: _______________________________

Title: ________________________________

CYROBANK FOR ONCOLOGIC AND REPRODUCTIVE DONORS, INC.,

  a New York corporation

By: ______________________________________

Name: _______________________________

Title: ________________________________

29.

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Acquired Assets” shall have the meaning set forth in Section 1.1 of this Agreement.

“Acquired Business” shall mean the business of collecting, testing, processing and preserving umbilical cord blood.

“Acquired Business Contracts” shall mean any Contract listed on Schedule 1.1(a)(iii) or Schedule 1.1(a)(v).

“Acquired Fixed Assets” shall have the meaning set forth in Section 1.1(a)(ii) of this Agreement.

“Acquired Inventory” shall have the meaning set forth in Section 1.1(a)(i) of this Agreement.

“Acquisition Transaction” shall mean any transaction involving the sale or other disposition of the assets of the Seller related to, or necessary for the conduct of, the Acquired Business.

“Affiliate” shall mean with respect to any Person, any other Person controlling, controlled by or within common control with such Person.

“Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached, as it may be amended from time to time.

“Breach”  There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision.

“Client Letter” shall have the meaning set forth in Section 5.11 of this Agreement.

“Closing Certificate” shall have the meaning set forth in Section 6.5 of this Agreement.

“Confidential Information” shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) all information concerning or related to the transactions contemplated hereby; provided that the Confirmation Information of a party shall not include (a) information which is or becomes generally known to the public through no act or omission of the other party and (b) information which has been or hereafter is lawfully obtained by the other party from a source other than the party to which such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

“Consent” shall mean any approval, consent, ratification, permission, waiver, authorization, filing, registration or notification (including any Governmental Authorization).

“Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

“Damages” shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

“Disclosure Schedule” shall mean the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as applicable.

 “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, claim, preference, right of possession, encroachment, right of first refusal, preemptive right, community property interest, conditional and sales or other title retention device (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, provided, however, notwithstanding the foregoing, the following shall not be considered “Encumbrances” for purposes of this Agreement (i) liens for current Taxes not yet due and payable and statutory liens incurred in the Ordinary Course of Business for obligations not past due, and (ii) such imperfections of title and non-monetary encumbrances as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Indemnitees” shall mean the Seller Indemnitees and the Purchaser Indemnitees, as the case may be.

“Indemnitor” shall mean the Seller and the Purchaser, as the case may be.

“individually and in the aggregate” when used in this Agreement with respect to representations and warranties shall mean individually, in the case of a given representation or warranty, and in the aggregate, with respect to all representations or warranties contained in this Agreement without regard to any headings, sections or subsections.

 “Knowledge” With respect to the Seller, the Seller shall be deemed to have “Knowledge” of a particular fact or other matter if any of the Seller’s officers or directors are actually aware of such fact or other matter.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Material Adverse Effect” An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Acquired Business if such event,

violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, condition, assets, liabilities, prospects, operations or financial performance of the Acquired Business, (ii) the ability of the Purchaser to use the Acquired Assets after the Closing, or (iii) the ability of the Seller to consummate the transactions contemplated by any of the Transaction Agreements or to perform any of its obligations under this Agreement prior to the Termination Date.  An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Purchaser if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by any of the Transaction Agreements or to perform any of its obligations under this Agreement prior to the Termination Date.  Notwithstanding the foregoing, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Acquired Business or the Purchaser: (i) any change resulting from compliance with the terms and conditions of the Transaction Agreements; (ii) any customer dislocations that have resulted from the public announcement of the Transactions, unless the Purchaser can establish by the preponderance of the evidence that such dislocations have resulted from events or circumstances other than the public announcement of the Transactions, or (iv) any change or effect that results or arises from changes affecting the United States or general worldwide economic or capital market conditions.

“Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

“Ordinary Course of Business”  An action taken by or on behalf of the Seller shall not be deemed to have been taken in the “Ordinary Course of Business” unless such action is recurring in nature, is consistent with the past practices of the Seller in the conduct of the Acquired Business and is taken in the ordinary course of the normal day-to-day operations of the Acquired Business.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Period” shall mean the period from the date of the Agreement through the Closing Date.

“Proceeding” shall mean any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

 “Purchaser Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Seller on behalf of the Purchaser.

“Purchaser Indemnitees” shall mean the following Persons: (a) the Purchaser; (b) the Purchaser’s current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

 “Records” shall mean: all records, original documents, files and papers of the Seller or any of its Affiliates necessary for the conduct of the Acquired Business, whether in hard copy or electronic format, in the possession or control of the Seller or its Affiliates at the Closing Date related to customer or prospective customer files or lists, inventory records, copies of sales and sales promotional data, copies of advertising materials, customer lists, cost and pricing information, supplier lists and any other similar records.

“Registered Shares” shall have the meaning set forth in Section 5.12 of this Agreement.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Securities Act” shall have the meaning set forth in Section 5.13 of this Agreement.

“Seller Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Seller.

“Seller Indemnitees” shall mean the following Persons:  (a) the Seller; (b) the Seller’s current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

 “Transaction Agreements” shall mean: (a) this Agreement; (b) the Assignment and Assumption Agreement, and (c)  the Bill of Sale.

“Transactions” shall mean (a) the execution and delivery of the respective Transaction Agreements, and (b) all of the transactions contemplated by the respective Transaction Agreements, including: (i) the sale of the Acquired Assets by the Seller to the Purchaser in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller and the Purchaser of their respective obligations under the Transaction Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transaction Agreements.

“Transport Notices” shall have the meaning set forth in Section 2.3 of this Agreement.

EXHIBIT B

BILL OF SALE

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT D

TRANSPORT NOTICES

EXHIBIT E

CLIENT LETTER

PAGE

1.

PURCHASE AND SALE OF ASSETS; RELATED TRANSACTIONS

1

1.1

Sale of Assets

1

1.2

Consideration

2

1.3

Sales Taxes

2

1.4

Closing

3

1.5

Post-Closing Transfers

3

2.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

3

2.1

Due Organization

4

2.2

Authority; Binding Nature of Agreements

4

2.3

Governmental and Other Authorization

4

2.4

Non-Contravention; Consents

4

2.5

Absence Of Changes

5

2.6

Title To Assets

6

2.7

Affiliate Transactions

6

2.8

Inventory

6

2.9

Equipment, Etc

6

2.10

Contracts

6

2.11

Sufficiency of Assets

7

2.12

Compliance with Legal Requirements

7

2.13

Governmental Authorizations

8

2.14

Tax Matters

9

2.15

Labor Matters

9

2.16

Performance Of Services

9

2.17

Proceedings; Orders

9

2.18

Compliance

9

2.19

Bulk Transfer Laws

9

3.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

10

3.1

Due Organization.

10

3.2

Authority; Binding Nature Of Agreements

10

3.3

Governmental and Other Authorizations

10

i.

(CONTINUED)

PAGE

3.4

Non-Contravention

10

3.5

Litigation; Compliance with Legal Requirements

11

3.6

New York License

11

4.

PRE-CLOSING COVENANTS OF THE SELLER

11

4.1

Access And Investigation

11

4.2

Operation Of Business

11

5.

OTHER AGREEMENTS

12

5.1

Reasonable Efforts; Filings and Consents

12

5.2

Notification

12

5.3

No Negotiation

13

5.4

Noncompetition

13

5.5

Public Announcements

13

5.6

Further Actions

14

5.7

Confidentiality

15

5.8

Access to Records After the Closing

15

5.9

Property Taxes

16

5.10

Transportation

16

5.11

Client Letter

16

5.12

Registration Rights

16

6.

CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATION TO CLOSE

16

6.1

Accuracy Of Representations

17

6.2

Consents and Governmental Approvals

17

6.3

No Restraints

17

6.4

Performance Of Obligations

17

6.5

Additional Documents

17

6.6

No Governmental Litigation

17

6.7

 No Other Litigation

18

6.8

Transport Notices and Client Letter

18

6.9

Bulk Transfer Laws

18

ii.

(CONTINUED)

PAGE

6.10

No Material Adverse Change

18

7.

CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATION TO CLOSE

18

7.1

Accuracy Of Representations

18

7.2

Consents and Governmental Approvals

18

7.3

No Restraints

19

7.4

Purchaser’s Performance

19

7.5

No Governmental Litigation

19

8.

TERMINATION

19

8.1

Termination Events

19

8.2

Termination Procedures

20

8.3

Effect Of Termination

20

9.

INDEMNIFICATION.

20

9.1

Survival Of Representations, Warranties and Covenants

20

9.2

Indemnification By The Seller

21

9.3

Indemnification By Purchaser

23

9.4

Defense Of Third Party Claims

24

9.5

Exercise Of Remedies By Indemnitees Other Than Parties To This Agreement

26

9.6

Indemnification Claims

26

9.7

Exclusive Remedy

26

9.8

Survival

26

10.

MISCELLANEOUS PROVISIONS

27

10.1

Further Assurances

27

10.2

Fees and Expenses

27

10.3

Notices

27

10.4

Time Of The Essence

28

10.5

Headings

28

10.6

Counterparts

28

10.7

Governing Law; Venue

28

10.8

Successors And Assigns; Parties In Interest

29

iii.

(CONTINUED)

PAGE

10.9

Remedies Cumulative; Specific Performance

29

10.10

Waiver

30

10.11

Amendments

30

10.12

Severability

30

10.13

Entire Agreement

30

10.14

Construction

30

iv.